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                                                                   EXHIBIT 10.33

                                  WAIVER LETTER

                                February 28, 2006

North Pointe Holdings Corporation
28819 Franklin Road
Suite 300
Southfield, Michigan 48057

Attention: James B. Petcoff

     Re: Amended and Restated Credit Agreement (the "Credit Agreement") dated as of January 26, 2004 by and among North Pointe Holdings Corporation ("Company"), Comerica Bank, as Agent ("Agent") and the Lenders party to the Credit Agreement ("Banks"), as amended

Dear Mr. Petcoff:

     The Company has advised the Agent and the Banks that the Company formed two new insurance subsidiaries during 2005. They are Home Pointe Insurance Company and Midfield Insurance Company ("New Insurance Subsidiaries").

     Under Section 8.1(m) of the Credit Agreement it is an Event of Default if an insurance subsidiary does not have an A.M. Best rating of B+ or higher. The New Insurance Subsidiaries do not have an A.M. Best rating.

     The Company has requested that the Agent and the Banks waive any Event of Default which would arise under the Credit Agreement as a result of the failure of the New Insurance Subsidiaries to have the required A.M. Best rating. Based on the Agent's receipt of the approval of the Majority Banks and subject to the terms of this letter, the Banks waive any Event of Default under the Credit Agreement resulting from the failure of the New Insurance Subsidiaries to have the required A.M. Best rating.

     This Waiver is effective as of December 31, 2005 and shall remain effective through July 1, 2006, whereupon it shall terminate and be of no further force or effect.

     This Waiver shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, the Notes or any of the other Loan Documents, or to constitute a waiver or release by any of the Banks of any right, remedy or Event of Default under the Credit Agreement, the Notes or any of the other Loan Documents, except to the extent expressly set forth above. Furthermore, this Waiver shall not affect in any manner whatsoever any rights or remedies of the Banks with respect to any other non-compliance by the Company with the Credit Agreement or the other Loan Documents whether in the nature of an Event of Default or otherwise, and whether now in existence or subsequently arising.

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     Except as specifically defined to the contrary herein, capitalized terms used in this Waiver shall have the meanings given them in the Credit Agreement.

                                        Very truly yours,

                                        COMERICA BANK, as Agent


                                        By: /s/ Michael Wooder
                                            ------------------------------------
                                            Michael Wooder
                                        Its: Vice President


cc: Larry R. Shulman, Esq.


                                        2

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                                CONSENT TO WAIVER

     The undersigned hereby approves and consents to the foregoing waiver on the terms set forth in the Waiver Letter to which this Consent to Waiver is attached and, assuming approval by the requisite lenders, authorizes the Agent to execute and deliver the Waiver Letter to the Company.

                                        FIFTH THIRD BANK


                                        By: /s/ John Bebb
                                            ------------------------------------
                                        Its: V.P.
                                        Dated: February 28, 2006

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                                CONSENT TO WAIVER

     The undersigned hereby approves and consents to the foregoing waiver on the terms set forth in the Waiver Letter to which this Consent to Waiver is attached and, assuming approval by the requisite lenders, authorizes the Agent to execute and deliver the Waiver Letter to the Company.

                                        JPMORGAN CHASE BANK NA, successor by
                                        merger to Bank One, N.A.


                                        By: /s/ Rick Ellis
                                            ------------------------------------
                                        Its: SVP
                                        Dated: February 28, 2006